UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NEXTDOOR HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 27, 2022
To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Nextdoor Holdings, Inc. (the “Annual Meeting”), which is our first annual meeting of stockholders as a public company and which will be held virtually at www.virtualshareholdermeeting.com/KIND2022 on Wednesday, June 15, 2022 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community. The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Annual Meeting materials include the Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.

Sincerely,

Sarah Friar
Chief Executive Officer, President and Chairperson of the Board of Directors
IMPORTANT
NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 15, 2022. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

NEXTDOOR HOLDINGS, INC.
420 Taylor Street
San Francisco, California 94102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, June 15, 2022 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time
Place:	Virtually at www.virtualshareholdermeeting.com/KIND2022. There is no physical location for the Annual Meeting.
Items of Business:	1.
Elect three Class I directors of Nextdoor Holdings, Inc., each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
	3.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date:
April 18, 2022, which we refer to as our Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to attend and vote at, the meeting and any adjournments thereof.

Participation in Annual Meeting: Voting:
We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/KIND2022. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, protects the health and safety of attendees in light of the ongoing COVID-19 pandemic, saves us and stockholders’ time and money, and reduces our environmental impact. Please see “General Information About the Meeting” for additional information.
Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Information About Solicitation and Voting” beginning on page 6 of this Proxy Statement.

Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://investors.nextdoor.com or, if you are a registered holder, through our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com, by phone at (800) 937-5449, or by e-mail at help@astfinancial.com.

This Notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about April 27, 2022.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

John Orta
Head of Legal & Corporate Development and Secretary
San Francisco, California
April 27, 2022

NEXTDOOR HOLDINGS, INC.
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement (“Proxy Statement”) includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our business, our business strategy and plans, our objectives and future operations and our social responsibility initiatives. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2021, and our other Securities and Exchange Commission, or SEC, filings, which are available on the Investor Relations page of our website at https://investors.nextdoor.com and on the SEC website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting.

Proposals to be Voted On and Board Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR” this Proposal
ELECTION OF DIRECTORS
Our board is currently comprised of ten members. In accordance with our amended and restated certificate of incorporation, our board is divided into three staggered classes of directors. We are asking our stockholders to elect three Class I directors for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our three nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors”.

Name	Age	Director Since
J. William Gurley	55	November 2021
Jason Pressman	48	November 2021
Nirav Tolia	50	November 2021

PROPOSAL NO. 2			BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit and risk committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Information regarding fees paid to Ernst & Young LLP during 2021 and 2020 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees and Services.”

Key 2021 Business Highlights

At Nextdoor, our purpose is to cultivate a kinder world where everyone has a neighborhood they can rely on. Neighbors around the world turn to Nextdoor to receive trusted information, give and get help, get things done, and build real world connections with those nearby - neighbors, businesses, and public services. By fostering these connections, both online and in the real world, Nextdoor builds stronger, more vibrant, and more resilient neighborhoods.

2021 showcased the sustained relevance of Nextdoor as we expanded our neighbor footprint globally, increasingly became a weekly use case for neighbors, and accelerated revenue growth. Key business highlights include:

•Driving engagement—Weekly Active Users (WAU) reached 36 million in Q4 2021, increasing 32% year-over-year and 62% on a two-year basis. As of December 31, 2021, Nextdoor was in more than 285,000 neighborhoods, reaching 69 million global Verified Neighbors1.

•Accelerating revenue growth— 2021 total revenue reached $192 million, increasing 56% year-over-year and accelerating 7 percentage points compared to 2020.

•Reaching new levels of monetization—2021 Average Revenue per WAU (ARPU) increased to $6.13, increasing 33% year-over-year, reflecting increased engagement, improved yields on our impression supply, and increased demand from advertisers of all sizes.

•Balancing growth and investment—Our 2021 Adjusted EBITDA margin improved 18 percentage points year-over-year, even as we deployed additional investment toward long-term-focused product initiatives.

•Capitalizing the business for the long-term—We ended 2021 with over $700 million in cash and cash equivalents and marketable securities. Our bolstered balance sheet, which includes $629 million of net proceeds from our business combination transaction, enables us to continue to invest for growth over the coming years.

We monitor WAUs as a key operational metric to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Moreover, we believe revenue is the primary measure of the performance of our business, as it provides comparability against competitors and is aligned to our strategic focus on growth objectives.

Nextdoor Kind Foundation

The Nextdoor Kind Foundation was founded in 2021 and onboarded its first Executive Director in 2022. The Nextdoor Kind Foundation will empower community organizations and neighbors seeking to cultivate a kinder world by investing in grassroots leaders, offering community grants, and deepening trust and connection in neighborhoods. The Nextdoor Kind Foundation is formulating a strategic plan and setting up operations ahead of a planned formal launch in the second half of 2022.

Corporate Governance Practices
We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. Key elements of our independent board and leadership practices are outlined below, and discussed further in this Proxy Statement:

1 Verified Neighbors are individuals who have joined Nextdoor and have had their address confirmed by us.

Board Diversity

We strive to maintain a diverse board of directors and ensure diversity is a factor when identifying potential new directors. Our current board of directors has four diverse members and three female directors.

Independent Board and Committee Oversight

A majority of our directors are independent (nine out of ten current directors). Our independent directors conduct regular executive sessions.

All committees of the board of directors are composed of independent directors.

Lead Independent Director

If the positions of chairperson of our board of directors and chief executive officer are held by the same person, our board of directors may, by a majority vote of our independent directors, designate a lead independent director. Our lead independent director has well-defined responsibilities that are set forth in our corporate governance guidelines.

Comprehensive Risk Oversight Practices

Our audit and risk committee oversees our comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas.

Corporate Responsibility and Sustainability

Our nominating, corporate governance and corporate responsibility committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters.
Annual Board Evaluation Our board of directors and committees will conduct self-evaluations annually to assess performance.
Related Party Transactions Our board of directors has related party transaction standards for any direct or indirect involvement of a director in the company’s business activities.	Open Communication Our directors maintain open communication and strong working relationships among themselves and have regular access to management.

Our Commitment to Neighborhood Vitality
We are committed to creating a welcoming platform where everyone belongs. To that end, we have set clear community guidelines and use a combination of human review and technology to encourage the behaviors that make Nextdoor a welcoming environment for all.

Product Features

We continue to invest in product innovations that demonstrate our commitment to choosing quality of engagement over quantity by adding moments of friction throughout our platform to slow people down and combat bias. Some of our active in-product features include:

•Welcoming Real People: Nextdoor is a community built on trust and genuine connections. We ensure neighbors are connected to real people in the neighborhoods that matter to them by requiring everyone to sign up with their real names and addresses. This ensures that conversations and interactions on Nextdoor are between real people, creating trust and mutual accountability.

•Neighbor Pledge: Upon joining Nextdoor, all neighbors must agree to the Neighbor Pledge, which is a commitment to treat everyone in the Nextdoor community with respect. We also make our Community Guidelines transparent, comprehensive, and easily accessible. These guidelines help promote thoughtful conversations and explicitly forbid racism, discrimination, misinformation, and other types of harmful content.

•Kindness Reminder: Our innovative Kindness Reminder is a critical part of our infrastructure that detects language that may potentially violate our Community Guidelines, and encourages the author to edit their content before they publish. This prompt was developed in conjunction with social scientists, and is designed to encourage positivity and minimize both the creation and visibility of harmful content across the Nextdoor platform. In 2021, neighbors who encountered this reminder edited or withheld their post or comment on average 34.6% of the time. Importantly, this technology has also been deployed across other topics where slowing down the user has benefits.

•Anti-Racism Reminder: Our anti-racism notification detects certain discriminatory phrases, and prompts the author to consider editing their post or comment before it goes live. The notification aims to make people aware of language that may violate our policy against discrimination and the harm that can be caused by the use of these phrases. In 2021, neighbors who encountered this reminder edited or withheld their post or comment on average 34.4% of the time.

Community Guidelines and Moderation

Nextdoor's Community Guidelines set the standards for interacting on the platform in a productive and civil manner. Enforcement of these guidelines and efforts to keep interactions on the platform safe and productive is a balance of community-based human review and technology, both of which work to detect three main categories of guideline-violating content:

•Hurtful: Content that neighbors consider uncivil, e.g., insults, rudeness, or name-calling.

•Harmful: Content that Nextdoor considers fraudulent, unsafe, e.g., misinformation, or unwelcoming, e.g., discrimination.

•Other: Misplaced commercial content or content posted in error.

Efforts to address guideline-violating content include:

•Tools to automatically detect and report harmful content;
•Product features that enable neighbors to report guideline-violating content;

•Volunteer community moderators on Neighborhood Teams who monitor community discussions and help keep dialogue on the platform civil; and

•Our internal Neighborhood Operations Team of trained specialists who review content and accounts that have been flagged and take appropriate action to support the neighbors involved.

Community moderation is essential to our platform because we want neighborhoods on Nextdoor to reflect the people who live in them in the real world. Many of our neighborhoods are made up of different people with differing viewpoints — we champion that, and see Nextdoor as an essential building block for creating a stronger local community that promotes productive discourse.

Neighborhood Vitality Advisory Board

We work regularly with leading experts, including our Neighborhood Vitality Advisory Board, to refine our Community Guidelines, iterate on our features and tools, and develop strategic research teams that further our work to create and maintain a welcoming platform.

Our Approach to Human Capital Management
Our Culture and Core Values

Community is at the heart of Nextdoor and our growing community of employees is our lifeblood. Our employees have a wide range of experiences and perspectives, which fuel our purpose to cultivate a kinder world where everyone has a neighborhood they can rely on.

Our company core values are:

•Earn trust everyday;
•Invest in community;
•Customer obsessed;
•Think big;
•Experiment and learn quickly; and
•Act like an owner.

We live these core values through our approach to our people practices, summarized below.

Diversity, Equity, Inclusion and Belonging

The principles of Diversity, Equity, Inclusion and Belonging (“DEIB”) are woven into the very fabric of our organization and guide how we recruit, retain, and develop our talent.

Our commitment to DEIB begins at the top and is underscored by the importance of making diverse perspectives a business imperative. This is reflected in the racially diverse and gendered-balanced leaders that make up our Board of Directors, management team, and employees, and who all share in our passion for contributing to and effecting change in communities globally.

We thrive on creating a dynamic, inclusive environment that aims to support and appreciate our employees as well as contribute to our award-winning company culture. We have ten active and engaged Employee Resource Groups that are aligned around dimensions of diversity, such as gender, ethnicity, sexual orientation or other shared attributes, which we believe help foster a sense of community, and a diverse and inclusive workplace.

We also offer training sessions to our employees to emphasize awareness in self, bias and privilege, and inclusion.
Further, we focus our global recruitment efforts on ensuring that teams and hiring managers have the opportunity to consider qualified people from historically excluded groups for open roles. Moreover, we distribute a bi-annual employment engagement survey to measure our employees’ satisfaction at Nextdoor, including employees’ perspective on our current state of workplace inclusivity.

Learning, Development, and Engagement

We have a dedicated Talent Management and Development team that develops and delivers company-wide people programs and learning and development experiences to help our employees grow in their careers. The programs include performance feedback and promotion cycles and recognition through our “Nextdoor Values Awards”. Our learning and development experiences focus on onboarding new hires as well as offering workshops focused on skills development and compliance training. Additionally, we offer employees a development stipend that they can use towards their professional development (e.g., career coaches, books, classes, conferences, tuition, etc.).

We are committed to making Nextdoor the best place to work by engaging with, and listening to, our community of employees. We maintain ongoing connection with our team members through weekly all hands meetings, our speaker series, and bi-annual engagement surveys.

Compensation, Benefits and Perks

We provide employees with competitive compensation packages that include base salaries, sales commissions for certain employees, and equity awards. Additional benefits programs (which vary by country and region) include a 401(k) Plan with a company match, healthcare, vision, and dental insurance benefits, health savings and flexible spending accounts, flexible paid time off, parental leave, and other benefits tailored to the specific needs of our employees such as family forming, caregiving and mental health resources. We also support and encourage our employees to give back to our communities by giving each employee “Volunteer Time Off” to dedicate to the causes that matter most to them.

Unless the context otherwise requires, references in this Proxy Statement to:

•“Nextdoor,” “we,” “us,” “our” or the “company” refer to Nextdoor, Inc., a Delaware corporation, prior to the closing of the business combination, and to Nextdoor Holdings, Inc. (f/k/a Khosla Ventures Acquisition Co. II), a Delaware corporation, after the closing of the business combination; and
•“business combination” refer to the transactions contemplated by the that certain Agreement and Plan of Merger, dated as of July 6, 2021, by and among Khosla Ventures Acquisition Co. II, Nextdoor, Inc. and Lorelei Merger Sub Inc., as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of September 30, 2021, including (i) the merger contemplated by the Agreement and Plan of Merger, whereby Lorelei Merger Sub Inc. merged with and into Nextdoor, Inc., with Nextdoor, Inc. surviving the merger as a wholly-owned subsidiary of Khosla Ventures Acquisition Co. II, and (ii) the private placement pursuant to which investors collectively subscribed for 27,000,000 shares of our Class A common stock at $10.00 per share, for an aggregate purchase price of $270,000,000.

NEXTDOOR HOLDINGS, INC.
420 Taylor Street
San Francisco, California 94102
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
April 27, 2022
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Nextdoor Holdings, Inc. for use at our 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/KIND2022 on Wednesday, June 15, 2022 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 27, 2022. Our Annual Report for the fiscal year ended December 31, 2021 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
This is our first Annual Meeting as a public company. We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, protects the health and safety of attendees in light of the ongoing COVID-19 pandemic, saves us and stockholders’ time and money, and reduces our environmental impact.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 18, 2022, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 88,520,866 shares of Class A common stock and 297,804,976 shares of Class B common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 500,000 shares of Class A common stock and 161,370,572 shares of Class B common stock at the Annual Meeting, or approximately 52.64% of the voting power of the shares of our Class A common stock and Class B common stock outstanding on such date. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 420 Taylor Street, San Francisco, California 94102. A list of stockholders entitled to vote at the Annual Meeting will also be available for examination on the internet through the virtual web conference during the Annual Meeting.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.proxyvote.com.
•You may log in to the meeting platform beginning at 8:45 a.m. Pacific Time/ 11:45 a.m. Eastern Time on June 15, 2022. The meeting will begin promptly at 9:00 a.m.Pacific Time/ 12:00 p.m. Eastern Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/KIND2022.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/KIND2022, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of Nextdoor, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at https://investors.nextdoor.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/KIND2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES”, or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Proposal		Board Recommendation	Page Reference
Proposal No. 1	The election of the Class I directors named in this Proxy Statement	FOR all nominees	20
Proposal No. 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	24
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon.
Abstentions; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions will have no effect on Proposal No. 1 and Proposal No. 2.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under

Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. The other proposal presented at the Annual Meeting, Proposal No. 1, is a non-routine matter and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on the proposal.

Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KIND2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m.Pacific Time / 12:00 p.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card.
You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 8:59 p.m. Pacific Time / 11:59 p.m. Eastern Time on June 14, 2022. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at https://investors.nextdoor.com, by clicking “Governance Documents” in the “Governance” section of our website. Our nominating, corporate governance and corporate responsibility committee reviews the Corporate Governance Guidelines annually, and changes are recommended to our board of directors as warranted.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers, and employees, and we expect our agents, representatives, consultants and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://investors.nextdoor.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Independence of Directors
The listing rules of the New York Stock Exchange, or NYSE, require that a majority of the members of a listed company’s board of directors be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a material relationship with the company, either directly or as an officer, partner or stockholder of the company, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, our audit and risk committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other committee of the board of directors: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that John Hope Bryant, J. William Gurley, Leslie Kilgore, Mary Meeker, Jason Pressman, David Sze, Nirav Tolia, Chris Varelas and Andrea Wishom, representing nine of our ten directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of NYSE and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit and risk committee, compensation and people development committee, and nominating, corporate governance and corporate responsibility committee satisfy the relevant independence requirements.
Board of Directors and Committee Self-Evaluations
Throughout the year, our board of directors discusses corporate governance practices with management and third-party advisors to ensure that the board of directors and its committees follow practices that are optimal for the company and its stockholders. Based on an evaluation process recommended by our nominating, corporate governance and corporate responsibility committee pursuant to the committee’s authority set forth in its charter, the board of directors conducts an annual self-evaluation in order to determine whether the board of directors and its committees are functioning effectively. We plan to conduct the first evaluation of our board of directors and its committees as a public company in the fourth quarter of 2022.
Board of Directors Leadership Structure
The nominating, corporate governance and corporate responsibility committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. When the positions of chairperson and chief executive officer are held by the same person, our board of directors may, by a majority vote of our independent directors, designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings.
The responsibilities of the lead independent director include:

•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions and outside of meetings of the board of directors;
•serving as the principal liaison between the chairperson and the independent directors;
•communicating to the chairperson and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors in executive sessions or outside of meetings of the board of directors;
•providing the chairperson with feedback and counsel concerning the chairperson’s interactions with the board of directors;
•coordinating with the chairperson to set the agenda for meetings of the board of directors, taking into account input from other independent directors;
•providing the chairperson and management with feedback on meeting schedules and the appropriateness, including the quality and quantity, and timeliness of information provided to the board of directors;
•recommending the retention of advisors and consultants who report directly to the board of directors when appropriate;
•providing leadership to the board of directors if circumstances arise in which the role of the chairperson may be, or may be perceived to be, in conflict;
•if appropriate, and in coordination with management, being available for consultation and direct communication with major stockholders; and
•performing such other functions and responsibilities as requested by the board of directors from time to time.
Currently, our board of directors believes that it should maintain flexibility to select the chairperson of our board of directors and adjust our board of directors leadership structure from time to time. Ms. Friar, our Chief Executive Officer and President, is also the Chairperson of our board of directors. Our board of directors determined that having our Chief Executive Officer also serve as the Chairperson of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Our board of directors believes that Ms. Friar’s strategic vision for our business, her in-depth knowledge of our operations and our industry, and her experience serving on our board of directors and as Chief Executive Officer since 2018 make her well qualified to serve as both Chairperson of our board of directors and Chief Executive Officer.
Because Ms. Friar serves in both these roles, our board of directors appointed Chris Varelas to serve as our lead independent director. As lead independent director, Mr. Varelas presides over periodic meetings of our independent directors, serves as a liaison between the chairperson of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.
Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Varelas, is the presiding director at these meetings.
Committees of Our Board of Directors
Our board of directors has established an audit and risk committee, a compensation and people development committee, and a nominating, corporate governance and corporate responsibility committee. The composition and responsibilities of each committee are described below.
Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, upon request in writing to Nextdoor Holdings, Inc., 420 Taylor Street, San Francisco, California 94102, Attn: Head of Legal & Corporate Development and Secretary, or in the “Investor Relations” section of our website, which is located at https://investors.nextdoor.com, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit and Risk Committee

Our audit and risk committee is responsible for, among other things:

•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements

•ensuring the independence of the independent registered public accounting firm, reviewing the qualifications and performance of the independent registered public accounting firm, and overseeing the rotation of the independent registered public accounting firm’s audit

•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating

•establishing procedures for employees to anonymously submit concerns about accounting, audit or other matters

•considering the adequacy of internal controls and the design, implementation, and performance of the internal audit function

•reviewing related party transactions that are material or otherwise implicate disclosure requirements;

•pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and
•reviewing legal, financial, technology, and enterprise risk exposures and the steps management has taken to monitor and control such exposures
MEMBERS: J. William Gurley (Chair) Jason Pressman Chris Varelas
INDEPENDENCE: Each member of our audit and risk committee is independent under the current NYSE and SEC rules and regulations.
FINANCIAL LITERACY Each member of our audit and risk committee is financially literate as required by the current NYSE listing standards.
AUDIT COMMITTEE FINANCIAL EXPERT
Our board of directors has also determined that Mr. Gurley is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit and risk committee and our board of directors.

Compensation and People Development Committee

Our compensation and people development committee is responsible for, among other things:

•evaluating, recommending to the board of directors, approving and reviewing its executive officer and director compensation arrangements, plans, policies, and programs;
•reviewing and recommending to the board of directors the form and amount of its compensation of its non-employee directors;
•reviewing, at least annually, the goals and objectives to be considered in determining the compensation of our chief executive officer and other executive officers;
•reviewing with management its organization and people activities;
•administering and interpreting our cash and equity incentive compensation plans;
•reviewing and approving, or making recommendations to the board of directors with respect to, cash and equity incentive compensation; and
•establishing our overall compensation philosophy
MEMBERS: Leslie Kilgore (Chair) Mary Meeker David Sze Andrea Wishom
INDEPENDENCE: Each member of our compensation and people development committee is independent under the current NYSE and SEC rules and regulations.
NON-EMPLOYEE DIRECTORS Each member of our compensation and people development committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating, Corporate Governance and Corporate Responsibility Committee

Our nominating, corporate governance and corporate responsibility committee is responsible for, among other things:

•identifying, considering, and recommending candidates for membership on the board of directors, and recommending to the board of directors the desired qualifications, expertise, and characteristics of members of the board of directors;

•developing and recommending corporate governance guidelines and policies;
•periodically consider and make recommendations to the board of directors regarding the size, structure and composition of the board of directors and its committees;
•reviewing and recommending to the board of directors any changes to the corporate governance guidelines;
•reviewing any corporate governance related matters required by the federal securities laws;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•assisting the board of directors in overseeing its programs related to corporate responsibility and sustainability;
•overseeing the process of evaluating the performance of the board of directors and its committees; and
•advising the board of directors on corporate governance matters
MEMBERS: Chris Varelas (Chair) John Hope Bryant
INDEPENDENCE: Each member of our nominating, corporate governance and corporate responsibility committee is independent under the current NYSE and SEC rules and regulations

Our Board of Directors’ Role in Risk Oversight
Our board of directors, as a whole, has responsibility for overseeing our risk management process, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our board of directors and our personnel responsible for risk assessment with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk, and tax), human capital, legal, regulatory, cybersecurity and data privacy and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

Each committee of the board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board of directors leadership structure supports this approach. The audit and risk committee reviews (i) our major financial risks and enterprise exposures and the steps management has taken to monitor or mitigate such risks and exposures, including our risk assessment and risk management policies, as well as cybersecurity and data privacy risks and risk exposures in other areas, as the audit and risk committee deems appropriate from time to time; (ii) our programs for promoting and monitoring compliance with applicable legal and regulatory requirements, as well as major legal regulatory compliance risk exposures and the steps management has taken to monitor or mitigate such exposures; and (iii) the status of any significant legal and regulatory matters and any material reports or inquiries received from regulators or government agencies that reasonably could be expected to have a significant impact on our financial statements. The compensation and people development committee reviews major compensation- and human capital-related risk exposures and the steps management has taken to monitor or mitigate such exposures. The nominating, corporate governance and corporate responsibility committee reviews and assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls, and procedures relating to corporate responsibility and sustainability, including ESG, reviews the independence of our board of directors, and reviews and discusses our board of directors’ leadership structure and role in risk oversight.

Cybersecurity Risk Oversight

Protecting the confidentiality, integrity, and availability of our systems and data, and securing the information of our users, team members, vendors, and other third parties is important to us. We have adopted physical, technological, and administrative controls for our data and systems, defined policies and procedures for cyber incident detection, containment, response, and remediation, and are continuing to take steps to further mature our program. While everyone at our company plays a part in managing these risks, oversight responsibility is shared by our board of directors, our audit and risk committee, and management.

Our Chief Information Security Officer provides regular cybersecurity updates in the form of written reports and presentations to our audit and risk committee at every quarterly meeting. Our audit and risk committee regularly reviews metrics about cyber incidents, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. Additionally, we leverage industry standard frameworks to drive strategic direction and maturity improvement. We also engage third-party security experts for risk assessments and program enhancements and maintain information security risk insurance coverage.

Management Succession Planning

Our board of directors recognizes that one of its most important duties is its oversight of succession planning for our Chief Executive Officer. Our board of directors has delegated primary oversight responsibility for succession planning for our Chief Executive Officer to the compensation and people development committee and the nominating, corporate governance and corporate responsibility committee. Our board of directors, with the assistance of the nominating, corporate governance and corporate responsibility committee, if requested by the board of directors, is responsible for identifying, evaluating, and selecting potential successors for our Chief Executive Officer’s direct reports. Our board of directors continues to regularly evaluate its succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy.

Oversight of Corporate Strategy

Our board of directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our board of directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our board of directors’ diverse skill set and experience enhances our board of directors’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our board of directors also hold regularly scheduled executive sessions at which strategy is discussed.
Compensation and People Development Committee Interlocks and Insider Participation
Following the business combination, the members of our compensation and people development committee during 2021 included Mr. Sze and Mses. Kilgore, Meeker and Wishom. No member of our compensation and people development committee in 2021 was at any time during 2021 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K. During 2021, none of our executive officers served as a member of the board of directors, or as a member of the compensation and people development or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation and people development committee.
Anti-Hedging
We have adopted an Insider Trading Policy that applies to all of our employees, contractors, consultants, directors, and officers, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sales contracts, or from contributing our securities to exchange funds in a manner that could be interpreted as hedging.
Board of Directors and Committee Meetings and Attendance

Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. Following the closing of our business combination on November 5, 2021, between November 5, 2021 and December 31, 2021, our board of directors acted by unanimous written consent 1 time, the compensation and people development committee acted by unanimous written consent 1 time, the audit and risk committee did not meet or act by unanimous written consent, and the nominating, corporate governance and corporate responsibility committee did not meet or act by unanimous written consent. Though our board of directors and its committees did not hold any in-person meetings between November 5, 2021 and December 31, 2021, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board of Directors Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. This is our first annual meeting of stockholders as a public company.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Secretary.
All communications are reviewed by the Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Nextdoor Holdings, Inc.
c/o Head of Legal & Corporate Development and Secretary
420 Taylor Street
San Francisco, California 94102

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating, corporate governance and corporate responsibility committee in accordance with the committee’s charter, our amended and restated certificate of incorporation and restated bylaws, and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating, corporate governance and corporate responsibility committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications; Diversity
With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating, corporate governance and corporate responsibility committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. We value diversity on a company-wide basis and seek to achieve a mix of members to our board of directors that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the board of directors does not establish specific goals with respect to diversity, the board of directors’ overall diversity is a significant consideration in the director nomination process.
Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory requirements and the provisions of our amended and restated certificate of incorporation, restated bylaws and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating, corporate governance and corporate responsibility committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating, corporate governance and corporate responsibility committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating, corporate governance and corporate responsibility committee seeks to promote membership to the board of directors that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

The following charts reflect the age, gender, racial and ethnic diversity, and independence of the ten members of our board of directors continuing in office following the annual meeting, assuming the election of all nominees:

Gender
Undisclosed
10.0%
Female
30.0%
Male
60.0%

Age
61+
10.0%
<51
30.0%
51-61
60.0%

Independence
Not Independent
10.0%
Independent
90.0%

Racial/Ethnic Diversity
Undisclosed
10.0%
African American or Black
20.0%
Two or More Races or
10.0%
Asian
10.0%
White
50.0%

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of ten directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. At the recommendation of our nominating, corporate governance and corporate responsibility committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations, and length of service on our board of directors as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
J. William Gurley(1)	55	Director	November 2021
Jason Pressman(2)	48	Director	November 2021
Nirav Tolia	50	Director	November 2021

(1)	Chairperson of the audit and risk committee
(2)	Member of the audit and risk committee
J. William Gurley has served on our board of directors since November 2021. Mr. Gurley serves as a general partner of Benchmark Capital, a venture capital firm, which he joined in 1999. Previously, he served as a partner of Hummer Windblad Venture Partners, a venture capital firm, a research analyst for Credit Suisse First Boston, an investment bank, and a design engineer at Compaq Computer Corporation, a manufacturer of computers and related components. Mr. Gurley currently serves on the board of directors of Stitch Fix, Inc. Mr. Gurley previously served on the board of directors of Zillow Group, Inc., GrubHub, Inc., OpenTable, Inc., and Ubiquiti Networks, Inc. Mr. Gurley holds a B.S. in Computer Science from the University of Florida and an M.B.A. from the University of Texas. We believe Mr. Gurley is qualified to serve as a member of the board of directors due to his extensive experience with technology companies, including his experience as a member of the board of directors of public technology companies and as a venture capitalist investing in technology companies.
Jason Pressman has served on our board of directors since November 2021. Mr. Pressman has been a managing director at Shasta Ventures, a venture capital firm, since 2005. Previously, Mr. Pressman was Vice President of Strategy and Operations at Walmart.com, an e-commerce company and subsidiary of Walmart Inc., from 2000 to 2004. Mr. Pressman currently serves on the board of directors for Zuora, Inc. He also serves on the boards of directors of a number of private companies, particularly in the software-as-a-service (SAAS) and online service industries. He holds a B.S. in Finance from the University of Maryland, College Park and a M.B.A. from Stanford University Graduate School of Business. We believe that Mr. Pressman is qualified to serve on the board of directors because of his operations and strategy experience gained from the retail industry and his corporate finance experience gained in the venture capital industry, garnered through his service on the boards of directors of various technology companies.

Nirav Tolia has served on our board of directors since November 2021. Mr. Tolia is a co-founder of Nextdoor, Inc. and previously served as its Chief Executive Officer from September 2010 to December 2018. Since December 2019, Mr. Tolia has been primarily engaged as an advisor to and investor in early-stage internet companies. Before his tenure at Nextdoor, Inc., Mr. Tolia was an Entrepreneur in Residence at Benchmark Capital, a venture capital firm, Chief Operating Officer of Shopping.com, an online shopping website, and Chief Executive Officer and co-founder of Epinions.com Corporation, a consumer review website company. Mr. Tolia currently is Executive Chair of Hedosophia in addition to an advisor and investor to early stage internet companies. He earned a B.A. in English from Stanford University. We believe that Mr. Tolia is qualified to serve on the board of directors based on the historical knowledge and experience he brings as Nextdoor Inc.’s co-founder and former Chief Executive Officer, along with his extensive experience creating and leading pioneering consumer internet companies.
Continuing Directors
The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our board of directors as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class II Directors:
Sarah Friar	49	Chairperson	November 2021
Leslie Kilgore(1)	56	Director	November 2021
David Sze(2)	56	Director	November 2021
Class III Directors:
John Hope Bryant(3)	56	Director	November 2021
Mary Meeker(2)	62	Director	November 2021
Chris Varelas*(4)(5)	58	Director	November 2021
Andrea Wishom(2)	52	Director	November 2021

*	Lead independent director
(1)	Chairperson of the compensation and people development committee
(2)	Member of the compensation and people development committee
(3)	Member of the nominating, corporate governance and corporate responsibility committee
(4)	Member of the audit and risk committee
(5)	Chairperson of the nominating, corporate governance and corporate responsibility committee
Sarah Friar has served as our Chief Executive Officer, President and as Chairperson of the board of directors since November 2021. Previously, Ms. Friar served as Nextdoor, Inc.’s Chief Executive Officer and President and as a member of Nextdoor Inc.’s board of directors from December 2018 until November 2021. Prior to joining Nextdoor, Inc., Ms. Friar served as the Chief Financial Officer at Square, Inc., a financial technology company, from July 2012 to December 2018, Senior Vice President of Finance & Strategy at salesforce.com, inc., a customer relationship management technology company, from April 2011 to July 2012, and Lead Software Analyst and Business Unit Leader at Goldman Sachs, a multinational investment bank, from 2000 to April 2011. She currently serves on the board of directors for Walmart Inc. and Dragoneer Growth Opportunities Corp. III. Ms. Friar previously served on the board of directors of Slack Technologies, Inc., Dragoneer Growth Opportunities Corp., Dragoneer Growth Opportunities Corp. II, and New Relic, Inc. Ms. Friar holds a M.Eng. from the University of Oxford and an M.B.A. from Stanford University Graduate School of Business. We believe that Ms. Friar is qualified to serve on the board of directors based on the important perspective she brings as our Chief Executive Officer, in addition to her significant industry experience.
Leslie Kilgore has served on our board of directors since November 2021. Ms. Kilgore served as the Chief Marketing Officer for Netflix, Inc., an online streaming service, from 2000 to 2012, and previously served as Director of Marketing for Amazon, a technology company, from 1999 to 2000. Ms. Kilgore currently serves on the board of directors of Netflix, Inc., Pinterest, Inc., and Medallia, Inc. She previously served on the board of directors of LinkedIn. Ms. Kilgore holds a B.S. in Economics from the Wharton School at the University of Pennsylvania and a M.B.A. from Stanford University Graduate School of Business. We believe that Ms. Kilgore is qualified to serve on the board of directors because of her experience as a marketing executive with internet retailers and her strategic and operational expertise.
David Sze has served on our board of directors since November 2021. Mr. Sze has served as a general partner at Greylock Partners, a venture capital firm, which he joined in 2000, where he primarily oversees investments in entrepreneurial and consumer technology companies. Previously, he was the Senior Vice President of Product Strategy at Excite and Excite@Home, a web portal for content. He previously served on the boards of directors of LinkedIn and Pandora Media, Inc. Additionally, he is a member of the Board of Trustees at Yale University and Rockefeller University. Mr. Sze also serves on the boards of directors for several private companies in the consumer technology sector. He holds a B.A. in Economics and Political Science from Yale University and an M.B.A. from Stanford University Graduate School of Business. We believe that Mr. Sze is qualified to serve on the board of directors because of his extensive background investing and advising consumer-facing internet and technology companies.
John Hope Bryant has served on our board of directors since November 2021. Mr. Bryant has served as the Founder, Chairman, and Chief Executive Officer of Operation HOPE Inc, a nonprofit financial services network for the underserved, since May 1992. Mr. Bryant has also served as the Chairman and Chief Executive Officer of Bryant Group Ventures, Inc., a private holding group, since 1991, and the Founder and Principal of the Promise Homes Company, a single-family residential rental property management company, since June 2017. He previously served on the board of directors for Ares Commercial Real Estate Corporation. Mr. Bryant was a participant at the Global Public Policy & Leadership Program at the Harvard University John F. Kennedy School of Government and attended Hollywood Professional School. We believe that Mr. Bryant is qualified to serve on the board of directors because of his experience as an entrepreneur and his valuable combination of leadership and practical knowledge.
Mary Meeker has served on our board of directors since November 2021. Ms. Meeker has been a general partner at BOND, a global technology investment firm, since January 2019. Prior to co-founding BOND, she was a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, from December 2010 to December 2018. From 1991 to 2010, Ms. Meeker worked as a managing director at Morgan Stanley, an investment bank. Ms. Meeker serves on the board of directors of Square, Inc. She previously served on the boards of directors of Lending Club Corporation and DocuSign, Inc. Ms. Meeker earned a B.A. in psychology from DePauw University and an M.B.A. from the Johnson Graduate School of Management at Cornell University. We believe that Ms. Meeker is qualified to serve on the board of directors because of her extensive experience as an investor in technology companies and also as a research analyst covering technology companies.
Chris Varelas has served on our board of directors since November 2021. Mr. Varelas has served as co-founder of Riverwood Capital, a private equity firm, since January 2008. Prior to founding Riverwood Capital, he was a managing director at Citigroup Global Markets, Inc., an investment bank, where he also served as Global Head of Technology, Media & Telecom Investment Banking. Mr. Varelas serves on the boards of directors of a number of private companies and institutions. He also serves on the advisory boards for Streamlined Ventures and the RAND Corporation's Center for Global Risk and Security. Mr. Varelas earned a B.A. in Economics and Philosophy from Occidental College and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe that Mr. Varelas is qualified to serve on the board of directors because of his extensive business and financial experience in the technology sector.
Andrea Wishom has served on our board of directors since November 2021. Ms. Wishom serves as the President of Skywalker Holdings, LLC, a private holding company, and before that as Chief Operations Officer since 2015. Before joining Skywalker, Ms. Wishom spent over 20 years at Harpo Productions, an American multimedia production company. At Harpo Productions she held various production, programming, development and executive roles for The Oprah Winfrey Show, Harpo Studios and OWN: The Oprah Winfrey Network and most recently as the Executive Vice President. Ms. Wishom currently serves on the board of directors of Pinterest. She earned a B.A. in English from the University of California, Berkeley. We believe that Ms. Wishom is qualified to serve on the board of directors because of her management experience and extensive experience in the online media and retail industries.
There are no family relationships among our directors and executive officers.
Non-Employee Director Equity Compensation
We do not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on the board of directors or committees of the board of directors. The board of directors expects to, in the future, approve a non-employee director compensation policy, which will be designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to the long-term success of the company. The terms of such non-employee director compensation policy have not yet been determined.

Non-Employee Director Compensation
During the fiscal year ended December 31, 2021, none of our non-employee directors received equity awards. Ms. Friar, our chief executive officer, is an employee and received no compensation for her service as a director.
The following table sets forth information on stock options granted to non-employee directors during fiscal 2021, the aggregate number of shares underlying outstanding stock options held by our non-employee directors as of December 31, 2021, and the aggregate number of shares underlying outstanding unvested stock options held by our non-employee directors as of December 31, 2021:

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Shares Underlying Stock Options Granted in Fiscal 2021	Number of Shares Underlying Stock Options Outstanding at Fiscal Year End	Number of Shares Underlying Unvested Stock Options Outstanding at Fiscal Year End
John Hope Bryant(1)	—	162,789	158,000
J. William Gurley	—	—	—
Leslie Kilgore(2)	—	—	90,969
Mary Meeker	—	—	—
Jason Pressman	—	—	—
David Sze	—	—	—
Nirav Tolia	—	5,001,702	—
Chris Varelas	—	—	—
Andrea Wishom(3)	—	229,820	158,000
(1)This stock option vests at a rate of 1/48th of the shares underlying the stock option each month following the vesting commencement date of September 29, 2020, subject to continued service. The stock option is early exercisable.
(2)Ms. Kilgore early exercised a stock option with respect to 74,000 shares of Class B common stock on August 21, 2019. As of December 31, 2021, 138,851 of the restricted shares were vested. The remaining unvested restricted shares of Class B common stock issued upon such exercise vest at a rate of 1/48th of the total shares subject to the exercised option each month following the vesting commencement date of July 22, 2019, subject to continued service.
(3)Ms. Wishom’s stock option award is early exercisable. It vests ratably as to 1/48th of the total award monthly on the 29th of each month, subject to her continued service.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF THE CLASS I DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our audit and risk committee has selected Ernst & Young LLP ("EY") as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2022, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of EY as our independent registered public accounting firm for the year ending December 31, 2022, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that EY is not ratified by our stockholders, the audit and risk committee will review its future selection of EY as our independent registered public accounting firm.
EY audited our financial statements for the year ended December 31, 2021. Representatives of EY are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions. EY has served as the independent registered public accounting firm of Nextdoor, Inc. since 2018.
As previously disclosed in our Current Report on Form 8-K filed on November 11, 2021, our audit and risk committee (i) approved the engagement of EY as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2021, and (ii) replaced Marcum LLP (“Marcum”) and BDO USA, LLP (“BDO”), the independent registered public accounting firms of Khosla Ventures Acquisition Co. II (“KVSB”) prior to the business combination, as our independent registered public accounting firm.
The reports of Marcum on KVSB’s financial statements as of February 1, 2021 and for the period from January 29, 2021 through February 1, 2021 and KVSB’s balance sheet as of March 26, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph relating to KVSB’s ability to continue as a going concern in KVSB’s audited financial statements as of February 1, 2021 and for the period January 29, 2021 through February 1, 2021.
During the period January 29, 2021 through February 1, 2021 and through the date of termination, August 8, 2021, there were no “disagreements” with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference thereto in its reports on the financial statements for such period. During the period January 29, 2021 through February 1, 2021 and through August 8, 2021, there have been no “reportable events” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Registration S-K) (a “Reportable Event”), other than a material weakness in internal controls over financial reporting related to the inaccurate accounting for the value of private placement shares, underwriting discounts and over-allotment public shares issued subsequent to the closing of KVSB’s initial public offering, as discussed further in KVSB’s amended Quarterly Report on Form 10-Q/A filed on July 19, 2021.
We provided Marcum with a copy of the foregoing disclosure in response to Item 304(a) of Regulation S-K, and requested Marcum furnish us with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Marcum agrees with the statements made by us above. A copy of Marcum’s letter, dated August 12, 2021, is attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on November 5, 2021.
The reports of BDO on KVSB’s financial statements as of September 30, 2021 and for the period from January 29, 2021 (KVSB’s inception) through June 30, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph relating to KVSB’s ability to continue as a going concern in KVSB’s audited financial statements as of September 30, 2021.
During the period from August 8, 2021 through September 30, 2021, there were no “disagreements” with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the financial statements for such period. During the period from August 8, 2021 through September 30, 2021, there have been no Reportable Events.
We provided BDO with a copy of the foregoing disclosure in response to Item 304(a) of Regulation S-K, and requested BDO furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO agrees with the statements made by us above. A copy of BDO’s letter is attached as Exhibit 16.2 to our Current Report on Form 8-K filed with the SEC on November 5, 2021.

Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit and risk committee annually.
During the years ended December 31, 2020 and 2021, fees for services provided by Ernst & Young LLP were as follows:

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2021
Fees Billed to Nextdoor
Audit fees(1)	$375,000	$2,830,000
Audit-related fees(2)	—	—
Tax fees	—	—
Other fees	—	—
Total fees	$375,000	$2,830,000

(1)
“Audit fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by the auditor in connection with regulatory filings. The aggregate fees in 2021 include audit services related to the Business Combination.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit and risk committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit and risk committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit and risk committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

REPORT OF THE AUDIT AND RISK COMMITTEE
The information contained in the following report of our audit and risk committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The principal purpose of the audit and risk committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The audit and risk committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The audit and risk committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP (“EY”), our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Our audit and risk committee has reviewed and discussed with management and EY our audited consolidated financial statements for the year ended December 31, 2021. Our audit and risk committee has also discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (United States), including Auditing Standard No. 1301, regarding “Communications with Audit Committees.”
Our audit and risk committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit and risk committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions described above, our audit and risk committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the U.S. Securities and Exchange Commission.

Members of the Audit and Risk Committee
J. William Gurley, Chair
Jason Pressman
Chris Varelas

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of the date of this Proxy Statement, and their positions are shown below.

Name	Age	Position
Executive Officers:
Sarah Friar	49	Chief Executive Officer, President and Chairperson of our board of directors
Michael Doyle	51	Chief Financial Officer
Heidi Andersen	44	Head of Revenue
John Orta	54	Head of Legal & Corporate Development and Secretary
Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Ms. Friar, please refer to “Proposal No. 1—Election of Directors.”
Michael Doyle has served as our Chief Financial Officer and Treasurer since November 2021. Previously, Mr. Doyle served as Nextdoor, Inc.’s Chief Financial Officer from August 2018 until November 2021. Before joining Nextdoor, Inc., Mr. Doyle served as Chief Financial Officer at Despegar.com, Corp., a Latin American travel agency, from June 2013 to August 2018. He was also Chief Financial Officer at eLong, Inc., a Chinese online travel agency, the Asia Pacific region of Expedia Group, Inc., an online travel agency, and Teledesic, LLC, a commercial broadband satellite internet company. Mr. Doyle earned a B.B.A. in Finance and Real Estate from Southern Methodist University and an M.B.A. from Harvard Business School.

Heidi Andersen has served as our Head of Revenue since November 2021. Previously, Ms. Andersen served as Nextdoor, Inc.’s Head of Revenue from July 2020 until November 2021. Prior to joining Nextdoor, Inc., Ms. Andersen served in several roles of progressively increasing responsibility at LinkedIn, Inc., a business and employment-oriented social media company which was acquired by Microsoft Corporation in December 2016, including as a Vice President of Global Sales from January 2018 to July 2020; Senior Director, Global Sales, LinkedIn Marketing Solutions from December 2015 to July 2020; Senior Director, NA Sales, LinkedIn Marketing Solutions from December 2014 to December 2015; Director, Emerging and Core Marketing Solutions from December 2013 to December 2014; and Director, Mid-Market Marketing Solutions from August 2011 to December 2013. Ms. Andersen earned her B.A. in Marketing and M.A. in International Business from the University of Southern Denmark.
John Orta has served as Head of Legal & Corporate Development and Secretary since November 2021. Previously, Mr. Orta served as Nextdoor, Inc.’s Head of Legal and Corporate & Business Development from August 2018 until November 2021. Before joining Nextdoor, Inc., Mr. Orta was General Counsel at Metromile, Inc., a technology-based insurance company, from January 2016 to August 2018, and Senior Vice President & General Counsel at OpenTable, Inc., an online restaurant reservation company, from December 2006 to October 2015. Mr. Orta earned a B.A. in Business, Economics from University of California, Santa Barbara, an M.B.A. from University of California, Berkeley, Haas School of Business, and a J.D. from University of San Francisco School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:
•    each of our named executive officers;
•    each of our directors or director nominees;
•    all of our directors and executive officers as a group; and
•    each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 79,007,124 shares of Class A common stock and 307,228,424 shares of Class B common stock outstanding as of March 31, 2022. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or RSUs that may vest and settle within 60 days of March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Nextdoor Holdings, Inc., 420 Taylor Street, San Francisco, California 94102.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares	%	Number of Shares	%	% of Combined Voting Power
5% or Greater Stockholders:
Entities affiliated with Khosla Ventures(2)	12,114,957	15.33%	8,580	*	*
Entities affiliated with Benchmark(3)	—	—	52,649,930	17.14%	16.71%
Shasta Ventures II, L.P.(4)	—	—	27,360,232	8.91%	8.68%
Entities affiliated with Greylock(5)	—	—	21,196,977	6.90%	6.73%
Affiliates of Tiger Global(6)	2,500,000	3.16%	16,491,032	5.37%	5.31%
Entities affiliated with KPCB(7)	—	—	8,654,048	2.82%	2.75%
Entities affiliated with BOND Capital Fund, LP(8)	—	—	6,957,234	2.26%	2.21%
Entities affiliated with Riverwood Capital(9)	—	—	6,855,649	2.23%	2.18%
Entities affiliated with Comcast Ventures, LP(10)	—	—	5,975,277	1.94%	1.90%
Entities affiliated with Meritech(11)	—	—	4,282,911	1.39%	1.36%
Entities affiliated with Redpoint(12)	—	—	4,281,549	1.39%	1.36%
ARK Investment Management LLC(13)	5,619,996	7.11%	—	—	*
Capital World Investors(14)	5,000,000	6.33%	—	—	*
Executive Officers and Directors:
Sarah Friar(15)	500,000	*	15,738,798	5.08%	4.97%
Michael Doyle(16)	—	—	1,750,615	*	*
John Orta(17)	—	—	773,748	*	*
J. William Gurley(18)	—	—	52,649,930	17.14%	16.71%
John Hope Bryant(19)	—	—	229,820	*	*
Leslie Kilgore(20)	—	—	720,335	*	*
Mary Meeker(21)	—	—	6,957,234	2.26%	2.21%
Jason Pressman(22)	—	—	27,360,232	8.91%	8.68%
David Sze(23)	—	—	21,196,977	6.90%	6.73%
Nirav Tolia(24)	—	—	33,074,393	10.59%	10.33%
Christopher Varelas(25)	—	—	—	—	—
Andrea Wishom(26)	—	—	229,820	*	*
All current directors and executive officers as a group (13 persons)	500,000	—	161,370,572	50.81%	49.59%
__________________
*Less than one percent.
(1)    Unless otherwise noted, the business address of each of those listed in the table above is c/o Nextdoor Holdings, Inc., 420 Taylor Street San Francisco, California 94102.
(2)    Consists of: (i) 11,364,957 shares of Class A common stock held by Khosla Ventures SPAC Sponsor II, or the Sponsor; (ii) 750,000 shares of Class A common stock held by Khosla Ventures Opportunity I, L.P., or KV Opp; (iii) 8,121 shares of Class B common stock held by Khosla Ventures Seed B, L.P., or KV Seed B; and (iv) 459 shares of Class B common stock held by Khosla Ventures Seed B (CF), L.P., or KV Seed B CF. Khosla Ventures SPAC Sponsor Services LLC is the owner of Sponsor. VK Services, LLC, or VK Services and SK SPAC Services, LLC are the joint owners of Khosla Ventures SPAC Sponsor Services LLC. Khosla Ventures Opportunity Associates I, LLC, or KVA Opp, is the general partner of KV Opp. Khosla Ventures Seed Associates B, LLC, or KVA Seed B, is the general partner of KV Seed B and KV Seed B CF. Vinod Khosla is the managing member of VK Services, which is the sole manager of KVA Opp and KVA Seed B. Vinod Khosla and Samir Kaul are the managing members of VK Services and SK SPAC Services, LLC, respectively. As such, each of KVA Seed B, KVA Opp, VK Services, and Mrs. Khosla may be deemed to share beneficial ownership of the shares held directly by Sponsor, KV Opp, KV Seed B and KV Seed B CF, and each of SK SPAC Services, LLC and Mr. Kaul may be deemed to share beneficial ownership of the shares held directly by Sponsor. Each of KVA Opp, KVA Seed B, VK Services, SK SPAC Services, LLC and Messrs. Khosla and Kaul disclaim any beneficial ownership of such shares other than to the extent of their pecuniary interest therein.
(3)    As reported in a statement on Schedule 13D filed with the SEC on November 15, 2021, by Benchmark Capital Partners VI, L.P., or BCP VI, and its affiliates, collectively, the Benchmark Affiliates. Consists of the following shares of Class B common stock: (i) 41,576,081 shares held directly by BCP VI; (ii) 2,600,214 shares held directly by Benchmark Founders’ Fund VI, L.P., or BFF VI; (iii) 1,706,516

shares held directly by Benchmark Founders’ Fund VI-B, L.P., or BFF VI-B; (iv) 4,481,902 shares held in nominee form for the benefit of persons associated with Benchmark Capital Management Co. VI, L.L.C., or BCMC VI; (v) 1,739,275 shares held directly by Benchmark Capital Partners VIII, L.P., or BCP VIII; (vi) 276,751 shares held directly by Benchmark Founders’ Fund VIII, L.P., or BFF VIII; and (vii) 269,191 shares held directly by Benchmark Founders’ Fund VIII -B, L.P., or BFF VIII-B. BCMC VI is the general partner of BCP VI, BFF VI, BFF VI-B, and BCMC VI may be deemed to have sole voting and investment power over shares held by the entities for which it serves as general partner. Alexandre Balkanski, Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, who is a member of our board of directors, Kevin R. Harvey, Robert C. Kagle, Mitchell H. Lasky and Steven M. Spurlock are the managing members of BCMC VI. Benchmark Capital Management Co. VIII, L.L.C., or BCMC VIII, is the general partner of BCP VIII, BFF VIII, and BFF VIII-B, and BCMC VIII may be deemed to have sole voting and investment power over shares held by the entities for which it serves as general partner. Matthew R. Cohler, Peter H. Fenton, J. William Gurley, who is a member of our board of directors, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, Steven M. Spurlock, Sarah E. Tavel and Eric Vishria are the managing members of BCMC VIII. The principal business address for the Benchmark entities is 2965 Woodside Road, Woodside, California 94062.
(4)    As reported in a statement on Schedule 13D filed with the SEC on November 15, 2021, by Shasta Ventures II, L.P., or Shasta LP, and its general partner, Shasta Ventures II GP, LLC, or SVII GP. Pursuant to the aforementioned statement, SVII GP is the general partner of Shasta LP. Voting and dispositive decisions with respect to the shares held by Shasta LP are made collectively by the managing members of SVII GP: Jason Pressman, who is a member of our board of directors, Robert Coneybeer, Tod Francis and Ravi Mohan. The address for the Shasta Ventures II is 2440 Sand Hill Road, Suite 300, Menlo Park, California 94025.
(5)    As reported in a statement on Schedule 13D filed with the SEC on November 15, 2021, by Greylock Discovery Fund LLC, or GDF, and its affiliates. Consists of: (i) 8,490 shares of Class B common stock held directly by GDF; (ii) 14,661 shares of Class B common stock held directly by Greylock Discovery Fund II LLC, or GDFII LLC; (iii) 18,871,388 shares of Class B common stock held directly by Greylock XIII Limited Partnership, or Greylock XIII; (iv) 603,453 shares of Class B common stock held by Greylock XIII Principals LLC, or Greylock XIII Principals; and (v) 1,698,985 shares of Class B common stock held directly by Greylock XIII-A Limited Partnership, or Greylock XIII-A. Greylock XIII is the majority member of GDF and may be deemed to beneficially own shares directly held by GDF. Greylock XIII GP LLC, or Greylock XIII GP, is the general partner of Greylock XIII and Greylock XIII-A, and may be deemed to beneficially own the shares of stock held directly by GDF, Greylock XIII and Greylock XIII-A. Greylock XIV GP LLC, or Greylock XIV, is the general partner of Greylock XIV Limited Partnership, which is the majority member of GDFII LLC, and may be deemed to have voting and investment discretion over the shares held directly by GDFII. Reid Hoffman is a managing member of Greylock XIV and may be deemed to beneficially own the shares of stock held directly by GDFII. William W. Helman, Aneel Bhusri, Donald A. Sullivan and David Sze, who is a member of our board of directors, are managing members of Greylock XIII GP and Greylock XIV, and each of them may be deemed to hold shared voting and dispositive power over shares held by GDFII, GDF, Greylock XIII, Greylock XIII-A and Greylock IX. The address for the Greylock entities is 2550 Sand Hill Road Menlo Park, California 94025.
(6)    Consists of: (i) 16,491,032 shares of Class B common stock held by Tiger Global Private Investment Partners VII, L.P., Tiger Global PIP VII Holdings, L.P. and other entities or persons affiliated with Tiger Global Management, LLC, or, collectively, the Tiger Class B Holders; (ii) 1,700,000 shares of Class A common stock held by Tiger Global Investments, L.P.; and (iii) 800,000 shares of Class A common stock held by Tiger Global Long Opportunities Master Fund, L.P. The Tiger Class B Holders are restricted from converting their shares of Class B common stock into shares of Class A common stock to the extent such Tiger Class B Holder would beneficially own upon such conversion, a number of shares of Class A common stock which would exceed 4.99% of the outstanding shares of Class A common stock of Nextdoor. Tiger Global Management, LLC is controlled by Chase Coleman and Scott Shleifer. The business address for each of these entities is c/o Tiger Global Management, LLC, 9 West 57th Street, 35th Floor, New York, New York 10019.
(7)As reported in a statement on Schedule 13G filed with the SEC on February 11, 2022, by KPCB Digital Growth Fund, LLC, or KPCB, and its affiliates. Consists of: (i) 8,157,306 shares of Class B common stock held directly by KPCB; and (ii) 496,742 shares of Class B common stock held directly by KPCB Digital Growth Founders Fund, LLC, or KPCB Founders. KPCB DGF Associates, LLC is the managing member of both KPCB and KPCB Founders and may be deemed to have voting and dispositive power over the shares held by such entities. The address of each of these entities is: c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, California 94025.
(8)As reported in a statement on Schedule 13D filed with the SEC on February 9, 2022, by Bond Capital Fund, LP, and its affiliates. Consists of: (i) 6,947,870 shares of Class B common stock held by Bond Capital Fund L.P. and (ii) 9,364 shares of Class B common stock held directly by BOND Capital Founders Fund, LP, or, together, the Bond Funds. Daegwon Chae, Juliet de Baubigny, Noah Knauf, Mary Meeker, Mood Rowghani, Jay Simons, and Paul Vronsky are managing members of Bond Capital Associates, LLC, the general partner of the Bond Funds, and share voting and dispositive power over the shares held for the account of the Bond Funds. The address of each of these entities is 100 The Embarcadero, San Francisco, California 94105.
(9)Riverwood Capital Partners II L.P. holds 5,433,819 shares of Class B common stock and Riverwood Capital partners II (Parallel-B) L.P. holds 1,421,830 shares of Class B common stock, or, collectively, the Riverwood Entities. The general partner of the Riverwood Entities is Riverwood Capital II L.P. Riverwood Capital GP II Ltd. is the general partner of Riverwood Capital II L.P. Riverwood Capital GP II Ltd. and Riverwood Capital II L.P. may be deemed to have shared voting and dispositive power over, and to be indirect beneficial owners of, shares directly held by the Riverwood Entities. All investment decisions with respect to the shares held by the Riverwood Entities are made by a majority vote of an investment committee comprised Francisco Alvarez-Demalde, Jeffrey Parks, Thomas Smach, and Christopher Varelas. All voting decisions over the shares held by the Riverwood Entities are made by a majority vote of Riverwood Capital GP II Ltd.’s eleven shareholders. Christopher Varelas disclaims beneficial ownership with respect to the shares held by the Riverwood Entities except to the extent of his pecuniary interest therein. No single person controls investment or voting decisions with respect to the shares held by the Riverwood Entities.
(10)As reported in a statement on Schedule 13G filed with the SEC on November 15, 2021, by Comcast Ventures, LP, or CV LP, and its affiliates. Consists of: (i) 4,304,980 shares of Class B common stock held directly by CV LP; and (ii) 1,670,297 shares of Class B common stock held directly by Comcast Holdings Corporation, or CHC. Comcast CV GP, LLC is the general partner of CV LP and, together with Comcast CV, L.P., directly and wholly owns CV LP. CHC: (i) directly owns all of the membership interests in Comcast CV GP, LLC and (ii) is a direct, wholly-owned subsidiary of Comcast Corporation. The address of each of these entities is: c/o Comcast Corporation, One Comcast Center, 1701 John F. Kennedy Boulevard, Philadelphia, Pennsylvania 19103.
(11)As reported in a statement on Schedule 13G filed with the SEC on February 14, 2022, by Meritech Capital Partners V L.P. and its affiliates. Consists of: (i) 4,162,988 shares of Class B common stock held directly by Meritech Capital Partners V L.P., or MCP V; (ii) 119,923 shares of Class B common stock held directly by Meritech Capital Affiliates V L.P. (“MC AFF V”). Meritech Capital Associates V L.L.C. is the general partner of MCP V and MC AFF V. The address of each of these entities is: Meritech Capital Partners, 245 Lytton Avenue, Suite 125, Palo Alto, California 94301.
(12)As reported in a statement on Schedule 13G filed with the SEC on February 14, 2022, by Redpoint Omega II, L.P., or RO II, and its affiliates. Consists of: (i) 4,153,101 shares of Class B common stock held directly by RO II; and (ii) 128,448 shares of Class B common stock held directly by Redpoint Omega Associates II, LLC, or ROA II. Redpoint Omega II, LLC, or RO II LLC, serves as the sole general partner of RO II and the managers of RO II LLC commonly control ROA II. The address of each of these entities is: Redpoint Ventures, 2969 Woodside Road, Woodside, California 94062.
(13)As reported in a statement on Schedule 13G filed with the SEC on February 9, 2022, by ARK Investment Management LLC, or ARK. Consists of 5,619,996 shares of Class A common stock held directly by ARK. ARK’s address is: 3 East 28th Street, 7th Floor, New York, New York 10016.

(14)As reported in the following statements filed with the SEC for the period ended December 31, 2021: (i) Form 13F filed on February 14, 2022; and (ii) Schedule 13G filed on February 11, 2022, by Capital World Investors, or CWI, a division of Capital Research and Management Company. According to the filings, 5,000,000 shares of Class A common stock are held by Capital World Investors, which shares investment management with Capital Group Companies Inc. and Capital Research & Management Co. The address of CWI is: 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(15)Consists of: (i) 10,881,278 shares of Class B common stock held by Sarah Friar, 2,247,023 of which are subject to repurchase by Nextdoor as of March 31, 2022; (ii) 2,549,423 shares of Class B common stock held by Sarah Friar 2019 NXTDR Grantor Retained Annuity Trust dated November 20, 2019; (iii) 500,000 shares of Class A common stock held by the David Riley & Sarah Friar Revocable Trust; and (iv) 2,308,097 shares underlying options to purchase Class B common stock that are fully vested as of March 31, 2022.
(16)Consists of: (i) 42,888 shares of Class B common stock; (ii) 1,629,168 shares underlying options to purchase shares of Class B common stock that are fully vested as of March 31, 2022; and (iii) an additional 78,559 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of March 31, 2022.
(17)Consists of: (i) 563,923 outstanding shares of Class B common stock; (ii) 154,681 shares underlying options to purchase shares of Class B common stock that are fully vested as of March 31, 2022; and (iii) an additional 55,144 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of March 31, 2022.
(18)Consists of shares held by the Benchmark Affiliates identified in footnote (3) above.
(19)Consists of: (i) 67,031 shares of Class B common stock; (ii) 19,153 shares underlying options to purchase shares of Class B common stock that are fully vested as of March 31, 2022; and (iii) an additional 143,636 shares underlying options to purchase shares of Class B common stock that are early exercisable as of March 31, 2022.
(20)Consists of: (i) 106,577 shares of Class B common stock held by JLK Revocable Trust dtd October 13, 2003, and (ii) 613,758 shares of Class B common stock held by The JLK Family Legacy Trust, including 76,605 shares issued pursuant to early exercise of options, which are unvested and subject to repurchase as of March 31, 2022.
(21)Consists of shares held by the Bond Funds identified in footnote (8) above.
(22)Consists of shares held by Shasta LP identified in footnote (4) above.
(23)Consists of shares held by GDF, GDFII, Greylock XIII, Greylock XIII-A, and Greylock XIV, respectively, identified in footnote (5) above.
(24)Consists of: (i) 24,185,310 shares of Class B common stock held by Nirav Tolia; (ii) 5,072,124 shares underlying options to purchase shares of Class B common stock that are fully vested as of March 31, 2022; (iii) 1,263,840 shares of Class B common stock held by Megha Tolia; (iv) 155,284 shares of Class B common stock held by Nalin Tolia; (v) 2,077,897 shares of Class B common stock held by the Tolia Family Children’s Trust dated March 13, 2014, of which Nalin Tolia is the trustee; and (vi) 319,938 shares of Class B common stock held by the Tolia Family Trust dated June 30, 2008, of which Nalin Tolia is the trustee.
(25)Riverwood Capital Partners II L.P. holds 5,433,819 shares of Class B common stock and Riverwood Capital partners II (Parallel-B) L.P. holds 1,421,830 shares of Class B common stock, or, collectively, the Riverwood Entities. The general partner of the Riverwood Entities is Riverwood Capital II L.P. Riverwood Capital GP II Ltd. is the general partner of Riverwood Capital II L.P. Riverwood Capital GP II Ltd. and Riverwood Capital II L.P. may be deemed to have shared voting and dispositive power over, and to be indirect beneficial owners of, shares directly held by the Riverwood Entities. All investment decisions with respect to the shares held by the Riverwood Entities are made by a majority vote of an investment committee comprised Francisco Alvarez-Demalde, Jeffrey Parks, Thomas Smach, and Christopher Varelas. All voting decisions over the shares held by the Riverwood Entities are made by a majority vote of Riverwood Capital GP II Ltd.’s eleven shareholders. Christopher Varelas disclaims beneficial ownership with respect to the shares held by the Riverwood Entities except to the extent of his pecuniary interest therein. No single person controls investment or voting decisions with respect to the shares held by the Riverwood Entities.
(26)Consists of: (i) 86,184 shares underlying options to purchase shares of Class B common stock that are fully vested as of March 31, 2022, and (ii) an additional 143,636 shares underlying options to purchase shares of Class B common stock that are early exercisable and subject to repurchase as of March 31, 2022.

EXECUTIVE COMPENSATION

This section discusses the material components of our executive compensation program for our named executive officers for 2021. Our named executive officers for 2021 were:

•Sarah Friar, our Chief Executive Officer, President and Chairperson of our board of directors;
•Michael Doyle, our Chief Financial Officer; and
•John Orta, our Head of Legal & Corporate Development and Secretary.

2021 Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for the years ended December 31, 2021 and 2020, respectively. Other than as set forth in the table and described more fully below, during the years ended December 31, 2021 and 2020, respectively, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Total ($)
Sarah Friar	2021	350,000	19,760,434	20,110,434
Chief Executive Officer, President and Chairperson	2020	350,000	—	350,000
Michael Doyle	2021	350,000	2,094,463	2,444,463
Chief Financial Officer	2020	350,000	—	350,000
John Orta	2021	350,000	1,300,520	1,650,520
Head of Legal & Corporate Development and Secretary	2020	350,000	—	350,000
__________________
(1)Amounts in the “Option Awards” column represent the aggregate grant date fair value of the stock options awarded to the named executive officer during 2021, calculated in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported “Option Awards” column are set forth in Note 2 to the audited consolidated financial statements included in our Annual Report. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.
2021 Awards
In March 2021, our board of directors, with participation by every independent member of our board of directors, granted Ms. Friar stock options to purchase an aggregate of 1,724,565 shares of our common stock consisting of: (a) a stock option to purchase 841,184 shares of our common stock that vests at a rate of 1/12th of the shares underlying the stock option each month following the vesting commencement date of January 1, 2023; (b) a stock option to purchase 140,197 shares of our common stock that vests at a rate of one-half of the shares underlying the stock option each month following the vesting commencement date of November 1, 2022; and (c) a stock option to purchase 743,184 shares of our common stock, which vested upon the closing of our business combination, in each case subject to Ms. Friar’s continued employment through the applicable vesting date.
In March 2021, our board of directors, with participation by every independent member of our board of directors, granted Mr. Doyle stock options to purchase an aggregate of 182,586 shares of our common stock consisting of: (a) a stock option to purchase 119,800 shares of our common stock that vests at a rate of 1/12th of the shares underlying the stock option each month following the vesting commencement date of January 1, 2023; and (b) a stock option to purchase 62,786 shares of our common stock that vests at a rate of 1/4th of the shares underlying the stock option each month following the vesting commencement date of September 1, 2022, in each case, subject to Mr. Doyle’s continued employment through the applicable vesting date.
In March 2021, our board of directors, with participation by every independent member of our board of directors, granted Mr. Orta stock options to purchase an aggregate of 113,345 shares of our common stock consisting of: (a) a stock option to purchase 26,160 shares of our common stock that vests at a rate of 1/12th of the shares underlying the stock option each month following the vesting commencement date of January 1, 2022; (b) a stock option to purchase 78,479 shares of our common stock that vests at a rate of 1/12th of the shares underlying the stock option each month following the vesting commencement date of January 1, 2023; and (c) a stock option to purchase 8,706 shares of our common stock that vests at a rate of 1/8th of the shares underlying the stock option each month following the vesting commencement date of May 1, 2023, in each case, subject to Mr. Orta’s continued employment through the applicable vesting date.
Equity Compensation
Nextdoor previously granted, and we intend to, from time to time, grant equity awards to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service. Each of our named executive officers held, as of December 31, 2021, outstanding options to purchase shares of our common stock that were granted under our 2018 Plan, as set forth in the table below entitled “—2021 Outstanding Equity Awards at Fiscal Year-End.”
2021 Outstanding Equity Awards at Fiscal Year-End
The following table presents, for each of our named executive officers, information regarding outstanding stock options and restricted stock as of December 31, 2021.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(2)
Name	Grant Date(1)	Vesting Commencement Date	Exercisable (#)(1)	Unexercisable (#)(1)
Sarah Friar	11/6/2018	10/25/2018	—	—	$1.49	11/5/2028	3,210,035	$25,327,176
	3/24/2021(3)	11/5/2021	2,308,097	—	$2.41	3/23/2031	—	—
	3/24/2021(4)	11/1/2022	—	435,407	$2.41	3/23/2031	—	—
	3/24/2021(5)	1/1/2023	—	2,612,454	$2.41	3/23/2031	—	—
Michael Doyle	8/29/2018(6)	8/27/2018	1,552,844	310,568	$1.18	8/28/2028	—	—
	3/24/2021(7)	9/1/2022	—	194,993	$2.41	3/23/2031	—	—
	3/24/2021(8)	1/1/2023	—	372,060	$2.41	3/23/2031	—	—
John Orta	8/29/2018(9)	8/6/2018	146,828	129,403	$1.18	8/28/2028	—	—
	6/17/2019(10)	4/1/2019	32,349	51,761	$2.19	6/16/2029	—	—
	3/24/2021(11)	1/1/2023	—	81,244	$2.41	3/23/2031	—	—
	3/24/2021(12)	5/1/2023	—	27,037	$2.41	3/23/2031	—	—
	3/24/2021(13)	1/1/2023	—	243,730	$2.41	3/23/2031	—	—
__________________
(1)All of the named executive officers’ outstanding equity awards were originally granted under our 2018 Equity Incentive Plan. Each such award was exchanged in 2021, pursuant to the terms of our business combination, for a substitute award, of equivalent economic value, for shares of Nextdoor’s Class B common stock.
(2)Values in this column are calculated using the closing price of our Class A common stock on December 31, 2021 as reported on the New York Stock Exchange.
(3)Ms. Friar was granted 2,308,097 performance-based stock options on March 24, 2021, with completion of Nextdoor’s business combination being the performance target. These performance-based stock options vested in full on November 5, 2021, upon completion of the business combination.
(4)One-half of the stock option award will vest on December 1, 2022, and the remainder will vest on January 1, 2023, subject to Ms. Friar’s continued service.
(5)The award will vest monthly on the 1st in ratable increments of 1/12, with the first vesting event occurring on February 1, 2023, subject to Ms. Friar’s continued service.
(6)The stock option vests monthly on the 27th in ratable increments of 1/48 of the total award, subject to Mr. Doyle’s continued service.
(7)The stock option will vest monthly in ratable increments of 1/4th of the total award, with the first vesting occurring on October 1, 2022, subject to Mr. Doyle’s continued service.
(8)The stock option award will vest monthly on the 1st of each month in ratable increments of 1/12th of the total award, with the first vesting event occurring on February 1, 2023, subject to Mr. Doyle’s continued service.
(9)The stock option award vests monthly on the 6th of each month in ratable increments of 1/48th of the total award, subject to Mr. Orta’s continued service.
(10)The stock option award vests monthly on the 1st of each month in ratable increments of 1/48th of the total award, subject to Mr. Orta’s continued service.
(11)The stock option award vests monthly on the 1st of each month in ratable increments of 1/12th of the total award, with the first vesting event occurring on February 1, 2022, subject to Mr. Orta’s continued service.
(12)The stock option award will vest monthly in ratable increments of 1/8th of the total award, with the first vesting event occurring on June 1, 2023, subject to Mr. Orta’s continued service.
(13)The stock option award will vest monthly on the 1st in ratable increments of 1/12th of the total award, with the first vesting event occurring on February 1, 2023, subject to Mr. Orta’s continued service.
Executive Compensation
We are developing an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success. Decisions on the executive compensation program will be made by the compensation and people development committee of our board of directors.
Executive Offer Letters
Sarah Friar Employment Offer Letter Agreement
Nextdoor, Inc. is party to an offer letter agreement with Ms. Friar, dated October 9, 2018, or the Friar Offer Letter, which provides for “at-will” employment without a set term and entitled Ms. Friar to an initial annual base salary of $250,000. As of December 31, 2021, Ms. Friar’s base salary was $350,000. In addition, pursuant to the Friar Offer Letter and a Restricted Stock Purchase Agreement between us and Ms. Friar, dated November 13, 2018, or the 2018

RSPA, Ms. Friar purchased 4,961,279 restricted shares of Nextdoor common stock for an amount equal to the fair market value of such shares, all of which are subject to time-based vesting condition and vest as to 1/48th of the restricted shares on each monthly anniversary of the vesting commencement date, subject to Ms. Friar’s continued employment with Nextdoor through the applicable vesting date.
In the event Ms. Friar’s employment with us is terminated (i) by us without Cause (as defined below) or (ii) by Ms. Friar for Good Reason (as defined below), in each case, upon the closing of a Change of Control (as defined below) or within 12 months after the closing of a Change of Control, then all remaining unvested shares of restricted stock subject to the 2018 RSPA shall immediately become vested shares.
For purposes of the Friar Offer Letter:
•“Cause” for Ms. Friar’s termination will exist at any time after the happening of one or more of the following events: (i) any willful and material violation by Ms. Friar of any law or regulation applicable to our business or our parent or subsidiary, (ii) Ms. Friar’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude or any willful perpetration by Ms. Friar of a common law fraud, (iii) Ms. Friar’s commission of an act of personal dishonesty which involves personal profit in connection with us or any other entity having a business relationship with us, (iv) any material breach by Ms. Friar of any provision of any agreement or understanding between us or our parent or subsidiary and Ms. Friar regarding the terms of Ms. Friar’s service as an employee to us or our parent or subsidiary, or any breach of any applicable invention assignment and confidentiality agreement or similar agreement between Ms. Friar and us, (v) Ms. Friar’s disregard of our policies or regulations or of our parent or subsidiary so as to cause material loss, damage or injury to our property, reputation or employees or our parent or subsidiary, (vi) Ms. Friar’s failure to cooperate in good faith with a governmental or internal investigation of us or our director, officers or employees, if we have requested Ms. Friar’s cooperation, or (vii) Ms. Friar’s willful and continuing failure to perform assigned duties after receiving written notification of the failure from us or our directors.
•“Change of Control” means (i) a sale of all or substantially all of our assets, or (ii) any merger, consolidation or other business combination transaction of ours with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of our voting capital stock (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of our capital stock.
•“Good Reason” means any of the following taken without Ms. Friar’s written consent and provided (a) we receive, within thirty (30) days following the occurrence of any of the events set forth in clauses (i) through (iii) below, written notice from Ms. Friar indicating the specific basis for Ms. Friar’s belief that Ms. Friar is entitled to terminate employment for Good Reason, (b) we fail to cure the event constituting Good Reason within thirty (30) days after receipt of such written notice thereof, and (c) Ms. Friar terminates employment within ten (10) days following expiration of such cure period: (i) a material decrease in Ms. Friar’s annual base compensation, other than in connection with a general decrease applied to similarly-ranked executives; (ii) a requirement by us that Ms. Friar regularly work out of an office location that increases Ms. Friar’s one-way commute by more than twenty-five (25) miles based on Ms. Friar’s primary residence at the time the relocation is announced; or (iii) a material diminution in Ms. Friar’s authority, duties, or responsibilities (provided, however, that having a similar position, authority, duties or responsibilities after a Change in Control with respect to a division or line of business, rather than a substantially comparable position, authority, reporting structure, duties or responsibilities with respect to our successor or acquirer, as a whole, shall not alone be considered such a diminution and that a mere change in title, a change in the person or office to which Ms. Friar reports, or a failure to be elected or re-elected to the board of directors shall not constitute “Good Reason”).
Mike Doyle Employment Offer Letter Agreement
Nextdoor, Inc. is party to an offer letter agreement with Mr. Doyle, dated June 18, 2018, or the Doyle Offer Letter, which provides for “at-will” employment without a set term and entitled Mr. Doyle to a signing bonus of $50,000, a relocation bonus of $150,000 and an annual base salary of $350,000. As of December 31, 2021, Mr. Doyle’s base salary was $350,000. In addition, pursuant to the Doyle Offer Letter, Mr. Doyle was entitled to receive an option to purchase 600,000 shares of Nextdoor common stock, or the Doyle 2018 Option, all of which are subject to time-based vesting conditions, subject to Mr. Doyle’s continued employment with Nextdoor through the applicable vesting date.
In the event Mr. Doyle’s employment with us is terminated (i) by us without Cause (as defined below) or (ii) by Mr. Doyle for Good Reason (as defined below), in each case, upon the closing of a Change of Control (as defined below) or within 12 months after the closing of a Change of Control, then all remaining unvested shares subject to the Doyle 2018 Option shall immediately become vested and exercisable.

For purposes of the Doyle Offer Letter:
•“Cause” for Mr. Doyle’s termination will exist at any time after the happening of one or more of the following events: (i) any willful and material violation by Mr. Doyle of any law or regulation applicable to our business or our parent or subsidiary, (ii) Mr. Doyle’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude or any willful perpetration by Mr. Doyle of a common law fraud, (iii) Mr. Doyle’s commission of an act of personal dishonesty which involves personal profit in connection with us or any other entity having a business relationship with us, (iv) any material breach by Mr. Doyle of any provision of any agreement or understanding between us or our parent or subsidiary and Mr. Doyle regarding the terms of Mr. Doyle’s service as an employee to us or our parent or subsidiary, or any breach of any applicable invention assignment and confidentiality agreement or similar agreement between Mr. Doyle and us, or (v) Mr. Doyle’s disregard of our policies or regulations or of our parent or subsidiary so as to cause material loss, damage or injury to our property, reputation or employees or our parent or subsidiary; provided, however, that we must provide Mr. Doyle with notice of any proposed basis for a finding of “Cause” and Mr. Doyle shall have an opportunity to cure such “Cause” if curable within a time period mutually agreed between by us and Mr. Doyle.
•“Change of Control” means (i) a sale of all or substantially all of our assets, or (ii) any merger, consolidation or other business combination transaction of ours with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of our voting capital stock (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of our capital stock.
•“Good Reason” means any of the following taken without Mr. Doyle’s written consent and provided (a) we receive, within thirty (30) days following the occurrence of any of the events set forth in clauses (i) through (iii) below, written notice from Mr. Doyle indicating the specific basis for Mr. Doyle’s belief that Mr. Doyle is entitled to terminate employment for Good Reason, (b) we fail to cure the event constituting Good Reason within thirty (30) days after receipt of such written notice thereof, and (c) Mr. Doyle terminates employment within fifteen (15) days following expiration of such cure period: (i) a material decrease in Mr. Doyle’s annual base compensation, other than in connection with a general decrease applied to similarly-ranked executives; (ii) a requirement by us that Mr. Doyle regularly work out of an office location that increases Mr. Doyle’s one-way commute by more than fifty (50) miles; or (iii) a material diminution in Mr. Doyle’s authority, duties, title, position, or responsibilities.
John Orta Employment Offer Letter Agreement
Nextdoor, Inc. is party to an offer letter agreement with Mr. Orta, dated May 31, 2018, or the Orta Offer Letter, which provides for “at-will” employment without a set term and entitled Mr. Orta to a signing bonus of $50,000, and an annual base salary of $250,000. As of December 31, 2021, Mr. Orta’s base salary was $350,000. In addition, pursuant to the Orta Offer Letter, Mr. Orta was entitled to receive an option to purchase 250,000 shares of Nextdoor common stock, or the Orta 2018 Option, subject to time-based vesting condition subject to Mr. Orta’s continued employment with Nextdoor through the applicable vesting date.
In the event Mr. Orta’s employment with us is terminated (i) by us without Cause (as defined below) or (ii) by Mr. Orta for Good Reason (as defined below), in each case, upon the closing of a Change of Control (as defined below) or within 12 months after the closing of a Change of Control, then all remaining unvested shares subject to the Orta 2018 Option shall immediately become vested and exercisable.
For purposes of the Orta Offer Letter:
•“Cause” for Mr. Orta’s termination will exist at any time after the happening of one or more of the following events: (i) any willful and material violation by Mr. Orta of any law or regulation applicable to our business or our parent or subsidiary, (ii) Mr. Orta’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude or any willful perpetration by Mr. Orta of a common law fraud, (iii) Mr. Orta’s commission of an act of personal dishonesty which involves personal profit in connection with us or any other entity having a business relationship with us, (iv) any material breach by Mr. Orta of any provision of any agreement or understanding between us or our parent or subsidiary and Mr. Orta regarding the terms of Mr. Orta’s service as an employee to us or our parent or subsidiary, or any breach of any applicable invention assignment and confidentiality agreement or similar agreement between Mr. Orta and us or (v) Mr. Orta’s disregard of our policies or regulations or of our parent or subsidiary so as to cause material loss, damage or injury to our property, reputation or employees or our parent or subsidiary; provided, however, that we must provide Mr. Orta with notice of any proposed basis for a finding of “Cause” and Mr. Orta shall have an opportunity to cure such “Cause” if curable within a time period mutually agreed between by us and Mr. Orta.

•“Change of Control” means (i) a sale of all or substantially all of our assets, or (ii) any merger, consolidation or other business combination transaction of ours with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of our voting capital stock (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of our capital stock.
•“Good Reason” means any of the following taken without Mr. Orta’s written consent and provided (a) we receive, within thirty (30) days following the occurrence of any of the events set forth in clauses (i) through (iii) below, written notice from Mr. Orta indicating the specific basis for Mr. Orta’s belief that Mr. Orta is entitled to terminate employment for Good Reason, (b) we fail to cure the event constituting Good Reason within thirty (30) days after receipt of such written notice thereof, and (c) Mr. Orta terminates employment within fifteen (15) days following expiration of such cure period: (i) a material decrease in Mr. Orta’s annual base compensation, other than in connection with a general decrease applied to similarly-ranked executives; (ii) a requirement by us that Mr. Orta regularly work out of an office location that increases Mr. Orta’s one-way commute by more than fifty (50) miles; or (iii) a material diminution in Mr. Orta’s authority, duties, title, position, or responsibilities.
Severance Agreements
We have entered into individual Severance Agreements with each of our executive officers. Under each Severance Agreement, if the applicable executive officer is terminated by us without cause or who resigns for good reason outside of a change in control (each such term as defined in each Severance Agreement), he or she will receive, in exchange for a customary release of claims: (i) a severance payment of six months’ base salary in a cash lump sum and (ii) payment of premiums for continued medical benefits for up to six months following termination.
If the applicable executive officer’s employment is terminated by us without cause or by an executive for good reason within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the Severance Agreements provide the following benefits in exchange for a customary release of claims: (i) a severance payment of twelve months’ base salary and then-current target bonus opportunity at 100% achievement of target (in each case, at the rates in effect immediately prior to the actions that resulted in the termination) paid in a cash lump sum, (ii) full acceleration of time-vesting equity awards and accelerated vesting of performance vesting equity awards at the greater of (x) actual achievement through the date of termination or (y) target level (unless an individual equity award agreement provides otherwise), and (iii) payment of premiums for continued medical benefits for up to twelve months following termination.
Each Severance Agreement will remain in effect until the earlier of the third anniversary of the effective date of such Severance Agreement or the date the applicable executive officer’s employment with us terminates for a reason other than a Qualifying Termination or CIC Qualifying Termination (each as defined in the Severance Agreements); provided however, if a definitive agreement relating to a change in control has been signed by us on or before the expiration date, then the Severance Agreement shall remain in effect until (i) the termination of the executive officer’s employment other than in a situation described above and (ii) the date that we have met all our obligations under the Severance Agreement following the termination of the executive officer’s employment due to a situation described above (each capitalized term as defined in each Severance Agreement).
The benefits under the Severance Agreements will supersede all other cash severance and vesting acceleration arrangements under any agreement governing equity awards, severance and salary continuation arrangements, programs and plans which were previously offered by us to the applicable executive officers, including under any employment agreement or offer letter.
Limitations on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our amended and restated certificate of incorporation and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted-average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	60,789,889(3)	$1.444	55,724,998 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	60,789,889	$1.444	55,724,998

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)
Includes our (i) 2021 Equity Incentive Plan, or the 2021 EIP, (ii) 2021 Employee Stock Purchase Plan, or the 2021 ESPP, (iii) 2008 Equity Incentive Plan, or the 2008 EIP and (iv) 2018 Equity Incentive Plan, or 2018 EIP.

(3)	Includes (i) 0 shares subject to outstanding awards granted under the 2021 EIP, of which 0 shares were subject to outstanding options and 0 shares were subject to outstanding RSU awards, (ii) 6,717,598 shares subject to outstanding awards granted under the 2008 EIP, of which 6,717,598 shares were subject to outstanding options, and (iii) 54,072,291 shares subject to outstanding awards granted under the 2018 EIP, of which 51,560,669 shares were subject to outstanding options and 2,511,622 shares were subject to outstanding RSU awards.
(4)
As of December 31, 2021, there were 46,823,839 shares of Class A common stock available for issuance under the 2021 EIP. The number of shares reserved for issuance under our 2021 EIP increased automatically by 19,178,280 shares on January 1, 2022 and will increase automatically on the first day of January of each of 2022 through 2031 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2021, there were 8,901,159 shares of Class A common stock available for issuance under the 2021 ESPP. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 3,835,656 shares on January 1, 2022 and will increase automatically on the first day of January of each of 2022 through 2031 by the number of shares equal to 1% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2021, there were 0 shares of Class B common stock available for issuance under the 2008 EIP. As of December 31, 2021, there were 0 shares of Class B common stock available for issuance under the 2018 EIP. To the extent outstanding awards under the 2008 EIP or 2018 EIP are forfeited, lapse unexercised, or would otherwise have been returned to the share reserve under either plan, the shares of Class B common stock subject to such awards instead will be available for future issuance as Class A common stock under the 2021 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Non-Employee Director Compensation,” respectively, since January 1, 2020, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement
In connection with the consummation of the merger, or the Merger, contemplated by the Agreement and Plan of Merger, dated July 6, 2021, as amended on September 30, 2021, or the Merger Agreement, by and among Nextdoor, Inc., Khosla Ventures Acquisition Co. II, a Delaware corporation, or KVSB, and Lorelei Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of KVSB, us, Khosla Ventures SPAC Sponsor II LLC, or the Sponsor, and certain other holders of our common stock, collectively, the Registration Rights Agreement Parties, entered into the Amended and Restated Registration Rights Agreement, or the Registration Rights Agreement, which became effective on November 5, 2021. In accordance with the Registration Rights Agreement, the Registration Rights Agreement Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Indemnification Agreements
In connection with the consummation of the Merger, we entered into indemnification agreements with our directors, executive officers, and other employees. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of us or any of our subsidiaries or was serving at our request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.
PIPE Investment
Substantially concurrent with the execution of the Merger Agreement, KVSB entered into subscription agreements with each of the investors in the PIPE Investment (as defined below) (including with certain of KVSB’s directors and officers and affiliates of the Sponsor, affiliates of Nextdoor, Inc. and other third parties), collectively, the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and KVSB agreed to issue and sell to the PIPE Investors, an aggregate of 27,000,000 shares of Class A common stock at a price of $10.00 per share for aggregate gross proceeds of $270,000,000, which we refer to as the PIPE Investment.
Sarah Friar, our Chief Executive Officer, President and Chairperson of the board of directors, agreed to subscribe for and purchase 500,000 shares of our Class A common stock at $10.00 per share in the PIPE Investment on the same terms and conditions as the other PIPE Investors, for aggregate proceeds of $5,000,000. In addition, KVSB agreed to subscribe for and purchase 750,000 shares of our Class A common stock at $10.00 per share in the PIPE Investment on the same terms and conditions as the other PIPE Investors for aggregate proceeds of $7,500,000.
Certain Relationships and Related Person Transactions — Khosla Ventures Acquisition Co. II
Founder Shares
On January 29, 2021, the Sponsor acquired 10,000,000 Founder Shares for an aggregate purchase price of $25,000, consisting of 5,000,000 shares of KVSB’s Class B common stock, or the Class B Founder Shares, and 5,000,000 shares of KVSB’s Class K common stock, or the Class K Founder Shares. Prior to the initial investment in KVSB of $25,000 by the Sponsor, KVSB had no assets, tangible or intangible. The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to KVSB by the aggregate number of Founder Shares issued. On March 10, 2021, the Sponsor entered into a security assignment agreement with three of KVSB’s independent directors and assigned 120,000 shares of the KVSB Class B common stock at an aggregate price of $300 to these directors.

KVSB Class B Founder Shares
On November 5, 2021, all KVSB Class B Founder Shares automatically converted into an aggregate of 7,347,249 shares of Class A common stock. Prior to November 5, 2021, only holders of shares of KVSB’s Class B common stock were entitled to vote on the appointment of directors.
KVSB Class K Founder Shares
On November 5, 2021, all KVSB Class K Founder Shares converted into an aggregate of 3,061,354 shares of Class A common stock.
Promissory Note – Related Parties
On February 8, 2021, KVSB issued a promissory note, or the Promissory Note, to the Sponsor and an affiliate of the Sponsor, pursuant to which KVSB could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of KVSB’s initial public offering. The outstanding balance under the Promissory Note was repaid on November 5, 2021.
Related Party Transactions
In addition, in order to finance transaction costs in connection with the Merger and other transactions related to the Merger Agreement, the Sponsor and certain of its affiliates, and certain of KVSB’s officers and directors, were able to loan KVSB funds as may have been required. No such loans were made.
Private Placement Shares
Concurrently with the closing of KVSB’s initial public offering and the partial exercise of the underwriters’ over-allotment option, the Sponsor purchased 1,132,688 private placement shares from KVSB at a price of $10.00 per share in private placements for an aggregate purchase price of $11,326,880.
Forward Purchase Agreement
KVSB entered into a forward purchase agreement pursuant to which the Sponsor agreed to purchase an aggregate of up to 1,000,000 forward-purchase shares for $10.00 per share, or an aggregate maximum amount of $10,000,000, in a private placement that would close simultaneously with the closing of the initial business combination. The proceeds from the sale of these forward-purchase shares, together with the amounts available to KVSB from the trust account (after giving effect to any redemptions of public shares) and the PIPE Investment, were intended to satisfy the cash requirements of the Merger and other transactions related to the Merger Agreement, including funding the purchase price and paying expenses and retaining specified amounts to be used by us for working capital or other purposes, including the minimum cash closing condition (as defined in the Merger Agreement). No shares were purchased pursuant to the forward purchase agreement as the minimum cash closing condition was satisfied at the closing of the Merger.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time since the beginning of our last fiscal year was a director or executive officer of our company or a nominee to become a director;
•any person who is known by us to be the beneficial owner of more than 5% of our voting stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our voting stock.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit and risk committee charter, the audit and risk committee has the responsibility to review related party transactions.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting
Our restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Nextdoor Holdings, Inc., 420 Taylor Street, San Francisco, California 94102, Attn: Secretary.
To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on February 15, 2023 and not later than 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on March 17, 2023. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than December 28, 2022 in order to be considered for inclusion in our proxy materials for that meeting.
Available Information
We will mail, without charge, upon written request, a copy of our Annual Report for the fiscal year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Nextdoor Holdings, Inc.
420 Taylor Street
San Francisco, California 94102
Attn: Head of Legal & Corporate Development and Secretary

The Annual Report is also available at https://investors.nextdoor.com under “SEC Filings” in the “Financials” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, by phone at (800) 937-5449, by e-mail at help@astfinancial.com, or visit www.astfinancial.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write our Secretary at 420 Taylor Street, San Francisco, California 94102, Attn: Secretary, telephone number (415) 344-0333.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

John Orta
Head of Legal & Corporate Development and Secretary

NEXTDOOR HOLDINGS, INC.
420 TAYLOR STREET
SAN FRANCISCO, CA 94102

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KIND2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time / 8:59 p.m. Pacific Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83508-P68323

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXTDOOR HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. William Gurley
02) Jason Pressman
03) Nirav Tolia

The Board of Directors recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D83509-P68323

NEXTDOOR HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2022 12:00 P.M. EASTERN TIME / 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Sarah Friar and John Orta, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEXTDOOR HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time on June 15, 2022, at www.virtualshareholdermeeting.com/KIND2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side